Exhibit 10.6

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of September 26, 2003, by and between First Consulting Group, Inc., a Delaware corporation (the “Company”), and New York and Presbyterian Hospital (“Seller”).  The Company and Seller are collectively referred to herein as the “parties.”

RECITALS

A.                                   The Company desires to purchase the outstanding minority interests held in FCG Management Services, LLC (“FCGMS”) by Seller and the Trustees of the University of Pennsylvania, Owner and Operator of the University of Pennsylvania Health System.

B.                                     Seller owns 159 Class B Units of FCGMS (collectively, the “Units”),

C.                                     Seller desires to sell to the Company, and the Company desires to purchase from Seller, the Units for consideration consisting of One Million (1,000,000) restricted shares of the Company’s common stock (the “Shares”).

D.                                    The Shares delivered by the Company to Seller under this Agreement shall be subject to certain market stand-off and resale restrictions set forth in Section 4 of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Company and Seller agree as follows:

1.                                      PURCHASE AND SALE OF THE UNITS.

On and subject to the terms and conditions of this Agreement, the Company agrees to purchase from Seller, and Seller agrees to sell to the Company, the Units.  In consideration of the foregoing, the Company agrees to issue the Shares to Seller.

2.                                      CLOSING.

The closing (the “Closing”) of the transaction shall occur concurrently with the execution of this Agreement, or at such other time mutually agreeable to the parties.  At the Closing, the Seller shall deliver to the Company (i) a duly executed stock power for transfer of the Units to the Company; and (ii) a duly executed copy of this Agreement.  At the Closing, the Company shall deliver to the Seller (i) a share certificate representing the Shares; and (ii) a duly executed copy of this Agreement.  Effective with the Closing, Seller shall cease to be a “Member” of FCGMS.

3.                                      REPRESENTATIONS AND WARRANTIES.

(a)                                  Representations and Warranties of Seller.  Seller represents and warrants to the Company as follows:

(i)                                     Authorization of Transaction.  All corporate action on the part of the Seller and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Seller hereunder has been taken.  This Agreement has been duly executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(ii)                                  Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, or constitute a default under, any agreement to which Seller is a party.

(iii)                               Brokers’ Fees.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

(iv)                              Units.  Seller is the sole beneficial holder and record holder of the Units, and has good and marketable title to the Units, free and clear of any and all covenants, conditions, restrictions, liens, security interests and claims, other than those arising under applicable securities laws, this Agreement and the Amended and Restated Operating Agreement of FCG Management Services, LLC (the “Operating Agreement”).  Subject to the terms of the Operating Agreement, Seller has the absolute and unrestricted right, power and authority to sell, transfer and assign the Units to the Company pursuant to this Agreement.  The sale of the Units is not subject to any right of first refusal or offer, right of co-sale or other right restricting or otherwise encumbering the Units included in any agreement to which Seller is a party, except for the Operating Agreement.  Upon payment for, and delivery of, the Units in accordance with the terms of this Agreement, good and marketable title to the Units, free and clear of any liens, claims, encumbrances, security interests or other adverse claims whatsoever will be transferred to, and vested in, the Company.

(v)                                 Consents.  Seller has made, filed, given or obtained (a) all consents, approvals or authorizations of, expiration or termination of any waiting period requirements of, or filings, registrations, qualifications, declarations or designations with or by any governmental or political subdivision or department thereof, any governmental regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether domestic or foreign, federal, state or local (“Governmental Authority”) that are required prior to the Closing to be made, filed, given or obtained by Seller or controlling persons with, to or from any Governmental Authority in connection with this Agreement and (b) all consents, approvals and waivers required prior to the Closing to be given by, or obtained from, any person or entity to or by Seller in connection with the consummation of the Agreement, the failure of which would reasonably be expected to have a material adverse effect on Seller, prevent or impair the ability of Seller to perform any of its obligations under this Agreement or delay, prevent or impair the consummation of any of the transactions contemplated by this Agreement.

(vi)                              Information.  Seller has been afforded the opportunity (A) to ask such questions as Seller deemed necessary of, and to receive answers from, representatives of the Company concerning the operations and prospects of the Company and (B) to obtain such additional information which the Company possesses or can acquire that Seller deems necessary or appropriate to receive to form a decision on whether to enter into this transaction, including, but not limited to, information that can be found in the Company’s public filings.

(vii)                           Experience.  Seller hereby represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of selling the Units.

(viii)                        General Solicitation.  Seller, nor any person acting on Seller’s behalf, has offered or sold any of the Units by any form of general solicitation or general advertising.

(ix)                                Purchase Entirely for Own Account. This Agreement is made with the Seller in reliance upon the Seller’s representation to the Company, which by the Seller’s execution of this Agreement the Seller hereby confirms, that the Shares to be received by the Seller will be acquired for investment for the Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Seller has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, the Seller further represents that the Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to the person or to any third person, with respect to any of the Shares.

(x)                                   Accredited Seller. The Seller is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

(xi)                                Restricted Securities. The Seller understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”) only in certain limited circumstances and subject to the terms of Section 4 of this Agreement.  In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.  In this regard, the Seller represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(xii)                             Further Limitations on Disposition.  Without in any way limiting the representations set forth above, the Seller further agrees until the expiration of the Lock-Up Period (as defined in Section 4 of this Agreement) not to make any disposition of all or any portion of the Shares unless such transferee is an affiliate of Seller (an “Affiliate”) and such Affiliate has agreed in writing for the benefit of the Company to be bound by this Agreement,  including, without limitation, the restrictions on transferability and resale set forth in Section 4 of this Agreement. The Seller may not dispose of the Shares to a party other than an Affiliate unless: (i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the Seller shall have notified the Company of the proposed disposition and such disposition will not require registration of such Shares under the Securities Act.

(xiii)                          Legends.  It is understood that the certificates evidencing the Shares may bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, (THE “ACT”), OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY

NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REQUIREMENTS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD THAT EXPIRES ON JANUARY 1, 2007, AS SET FORTH IN THE TERMS AND CONDITIONS OF A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Company shall be obligated to reissue promptly unlegended certificates evidencing the Shares at the request of any holder thereof if the securities proposed to be disposed of may lawfully or pursuant to this Agreement be disposed without registration, qualification or legend.

(xiv)                         No Short Positions.  Seller represents and warrants that, as of the date hereof, it does not have a Short Position.  A “Short Position” means Seller holding a position in the common stock of the Company achieved through the sale of common stock in a transaction marked as a short sale, or a position achieved though any transactions designed to have the same economic effect (such as the purchase or sale of puts, calls or other derivative instrument).

(b)                                 Representations and Warranties of the Company.  The Company represents and warrants to Seller as follows:

(i)                                     Organization of the Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(ii)                                  Authorization of Transaction.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares has been taken.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(iii)                               Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, or constitute a default under, any agreement to which the Company is a party.

(iv)                              Valid Issuance of Shares.  The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration set forth herein, will be duly authorized and duly and validly issued, fully paid and nonassessable and will be free and clear of all claims, liens and charges of the Company and free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

(v)                                 Consents.  The Company has made, filed, given or obtained (a) all consents, approvals or authorizations of, expiration or termination of any waiting period requirements of, or filings, registrations, qualifications, declarations or designations with or by any Governmental Authority that are required prior to the Closing to be made, filed, given or obtained by the Company or controlling persons with, to or from any Governmental Authority in connection with this Agreement and (b) all consents, approvals and waivers required prior to the Closing to be given by, or obtained from, any person or entity to or by the Company in connection with the consummation of the Agreement, the failure of which would reasonably be expected to have a material adverse effect on the Company, prevent or impair the ability of the Company to perform any of its obligations under this Agreement or delay, prevent or impair the consummation of any of the transactions contemplated by this Agreement.

(vi)                              Capitalization.  As of June 27, 2003, the authorized capital stock of the Company consisted of shares of capital stock divided into two classes or series as follows:  (i)  50,000,000 shares of Common Stock, of which 24,807,648 shares were outstanding on such date and (ii) 10,000,000 shares of Preferred Stock, of which none were outstanding on such date. The Common Stock has been designated and listed on the Nasdaq National Market.  All shares of the Company’s capital stock outstanding on the date hereof have been duly authorized and are duly and validly issued, fully paid and nonassessable, free from any liens created by the Company with respect to the issuance and delivery thereof, and not subject to preemptive rights, rights of first refusal or offer or any similar rights (whether conferred by statute, under contract or otherwise).  As of June 27, 2003, there are outstanding options to purchase 5,579,441 shares of Common Stock.

(vii)                           SEC Documents.  The Company has timely filed with the Securities and Exchange Commission (the “SEC”) all SEC Documents (as hereinafter defined) required to be filed by it pursuant to the Federal securities laws and the SEC rules and regulations promulgated thereunder.  The SEC Documents filed by the Company were prepared in accordance with, and as of their respective filing dates complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents are corrected, updated or superseded by a document subsequently filed with the SEC.  “SEC Documents” means each report, schedule, form, statement or other document filed with the SEC by the Company pursuant to Section 12 or 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or pursuant to the Securities Act.

(viii)                        Financial Statements.  The financial statements of the Company, including the notes thereto, included in the SEC Documents (the “Company Financial Statements”) comply in all material respects as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments).  There has been no change in the Company’s accounting policies except as described in the notes to the Company Financial Statements.  Except as reflected or reserved against in the Company Financial Statements, the Company has no material liabilities or other obligations, except for liabilities and obligations (i) incurred in the ordinary course of business since the date of the most recent Company Financial Statements or (ii) that would not be required to be reflected or reserved against in the balance sheet of the Company prepared in accordance with GAAP.

(ix)                                Compliance with Laws.  The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply which would neither reasonably be expected to have a material adverse effect on the Company nor prevent or impair the ability of the Company to perform any of its obligations under this Agreement and delay, impair or prevent the consummation of any transactions contemplated by this Agreement. As of the date hereof, the Company has not received notice of any pending investigation of the Company by the SEC.

(x)                                   Actions; Suits; Proceedings.  Except as otherwise described in the Company’s SEC Documents, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending, or to the best knowledge of the Company, threatened that would reasonably be expected to (i) have a material adverse effect on the Company, (ii) prevent or impair the ability of the Company to perform any of its obligations under this Agreement, or (iii) delay, prevent or impair the consummation of any of the transactions contemplated by this Agreement.

(xi)                                Offering.  Subject in part to the truth and accuracy of Seller’s representations and warranties set forth in Section 3(a) of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement is and will be exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

4.                                      COVENANTS.

The parties agree as follows with respect to the period following the Closing:

(a)                                  General.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the parties agree to take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request.

(b)                                 Confidentiality.  Each party will maintain in confidence, and will cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party in connection with this Agreement or the transactions contemplated hereby, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing with or obtaining any consent or approval of any governmental body or agency required for the consummation of the transactions contemplated by this Agreement, or (iii) the furnishing or use of such information is required by legal proceedings.

(c)                                  Market Stand-Off Provisions and Restrictions on Transfer and Resale of the Shares.  Until January 1, 2007, Seller hereby agrees that it shall not Transfer (as defined below) the Shares(the “Lock-Up Period”).  Upon expiration of the Lock-Up Period, Seller shall be able to Transfer the Shares; provided that, any Transfer of the Shares by Seller shall be subject to the resale restrictions established for an “affiliate” under Rule 144(e) (or its then-current analogous provision), regardless of whether Seller is then an “affiliate” of the Company or whether Rule 144(k) (or its then-current analogous provision) is available for resale of the Shares.    The foregoing restrictions shall not apply to any Transfer pursuant to (i) a bona fide underwritten public offering registered under the Securities Act; (ii) a merger, consolidation or reorganization of the Company or a recapitalization of any equity securities of the Company; (iii) a self-tender, tender or exchange offer; or (iv) Section 3(a)(xii) of this Agreement to effect a transfer to an Affiliate. For purposes of this paragraph, a “Transfer” shall mean any pledge, transfer, sale, offer to sell, making any short sale of, granting any option for the purchase of, or entering into any hedging or similar transaction with the same economic effect as a sale of the Shares.

5.                                      MISCELLANEOUS.

(a)                                  Counsel.  The parties have had the opportunity to consult with counsel in connection with this Agreement and the matters related thereto.

(b)                                 Expense.  Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

(c)                                  Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested.  In each case notice shall be sent to (i) the Company at its corporate office in Long Beach, California (Attn: General Counsel); or (ii) the Seller at the address set forth on the signature page hereto; or (iii) such other place and with such other copies as either party may designate as to itself by written notice to the others.

(d)                                 Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)                                  Enforcement of this Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(f)                                    Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(h)                                 Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)                                     Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to the choice or conflict of law principles thereof.

(j)                                     Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Seller.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)                                  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)                                     Survival.  The representations and warranties of the parties contained herein shall survive the Closing and continue in full force and effect thereafter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

FIRST CONSULTING GROUP, INC., a Delaware corporation	NEW YORK AND PRESBYTERIAN HOSPITAL

By:	By:
Name:	Name:
Title:	Title: